                                                                    EXHIBIT 99.1



                       INVINCIBLE TECHNOLOGIES CORPORATION

                              FINANCIAL STATEMENTS
                              AS OF MARCH 31, 1998
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Invincible Technologies Corporation:

We have audited the accompanying balance sheet of Invincible Technologies Corporation (a Delaware corporation) as of March 31, 1998, and the related statements of operations, redeemable preferred stock and stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Invincible Technologies Corporation as of March 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.






Boston, Massachusetts
October 20, 1998

                       INVINCIBLE TECHNOLOGIES CORPORATION

                                  BALANCE SHEET

                        (In thousands, except share data)

                                     ASSETS
                                                                                        MARCH 31,
                                                                                          1998
CURRENT ASSETS:
  Cash                                                                                   $   399
  Accounts receivable, less reserves of $165                                               2,062
  Inventories                                                                                977
  Other                                                                                      280
                                                                                         -------

        Total current assets                                                               3,718
                                                                                         -------

PROPERTY AND EQUIPMENT, AT COST:
  Computers and manufacturing equipment                                                    1,405
  System spares                                                                              276
  Furniture and fixtures                                                                      95
  Leasehold improvements                                                                     123
                                                                                         -------
                                                                                           1,899

  Less--Accumulated depreciation                                                             902
                                                                                         -------

                                                                                             997
                                                                                         -------

OTHER ASSETS                                                                                  85
                                                                                         -------

        Total assets                                                                     $ 4,800
                                                                                         =======

                              LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Notes payable to bank                                                                  $ 1,725
  Accounts payable                                                                         2,206
  Accrued expenses                                                                         1,696
                                                                                         -------

        Total current liabilities                                                          5,627
                                                                                         -------

COMMITMENTS (Note 4)

REDEEMABLE PREFERRED STOCK:
  Redeemable convertible preferred stock, Series C, $.01 par value-
    Authorized--1,646,676 shares
    Issued and outstanding--1,639,948 shares (preference in liquidation of                 4,163
      $4,215,000)
  Redeemable convertible preferred stock, Series B, $.01 par value-
    Authorized--1,100,000 shares
    Issued and outstanding--1,000,000 shares (preference in liquidation of                 1,475
    $1,500,000)

 STOCKHOLDERS' DEFICIT:
  Common stock, $.01 par value-
    Authorized--10,000,000 shares
    Issued and outstanding--5,625,000 shares                                                  56
  Additional paid-in capital                                                                 883
  Accumulated deficit                                                                     (7,400)
  Treasury shares, at cost, 413,750 common shares                                             (4)
                                                                                         -------

        Total stockholders' deficit                                                       (6,465)
                                                                                         -------

        Total liabilities and stockholders' deficit                                      $ 4,800
                                                                                         =======


   The accompanying notes are an integral part of these financial statements.

                       INVINCIBLE TECHNOLOGIES CORPORATION

                             STATEMENT OF OPERATIONS

                        (In thousands, except share data)


                                                                YEAR ENDED
                                                                 MARCH 31,
                                                                   1998
REVENUES                                                        $  14,312

COST OF REVENUES                                                    9,713
                                                                ---------

        Gross margin                                                4,599
                                                                ---------

OPERATING EXPENSES:
  Selling and marketing                                             4,590
  General and administrative                                        2,551
  Research and development                                            846
  Nonrecurring charge (Note 3)                                        799
                                                                ---------

                                                                    8,786
                                                                ---------

        Loss from operations                                       (4,187)

INTEREST EXPENSE, NET                                                (165)
                                                                ---------

        Net loss                                                $  (4,352)
                                                                =========

BASIC AND DILUTED NET LOSS PER SHARE                            $    (.77)
                                                                =========

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING           5,625,000
                                                                =========


   The accompanying notes are an integral part of these financial statements.

                       INVINCIBLE TECHNOLOGIES CORPORATION

        STATEMENT OF REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT

                        (In thousands, except share data)




                                   REDEEMABLE PREFERRED STOCK

                           SERIES C REDEEMABLE        SERIES B REDEEMABLE          COMMON STOCK         ADDITIONAL
                               CONVERTIBLE                CONVERTIBLE                                PAID-IN CAPITAL
                             PREFERRED STOCK            PREFERRED STOCK

                           NUMBER OF    $.01 PAR     NUMBER OF    $.01 PAR     NUMBER OF    $.01 PAR
                            SHARES       VALUE        SHARES       VALUE        SHARES       VALUE

BALANCE, MARCH 31, 1997    1,639,948    $   4,163    1,000,000    $   1,475    5,625,000    $      56    $     883
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------

        Net loss                  --           --           --           --           --           --           --
                           ---------    ---------    ---------    ---------    ---------    ---------    ---------

BALANCE, MARCH 31, 1998    1,639,948    $   4,163    1,000,000    $   1,475    5,625,000    $      56    $     883
                           =========    =========    =========    =========    =========    =========    =========

                                   STOCKHOLDERS' DEFICIT

                             ACCUMULATED      TREASURY STOCK             TOTAL
                               DEFICIT                                STOCKHOLDERS'
                                                                        DEFICIT

                                           NUMBER OF     $.01 PAR
                                             SHARES        VALUE

BALANCE, MARCH 31, 1997      $  (3,048)     (413,750)    $      (4)    $  (2,113)
                             ---------     ---------     ---------     ---------

        Net loss                (4,352)           --            --        (4,352)
                             ---------     ---------     ---------     ---------

BALANCE, MARCH 31, 1998      $  (7,400)     (413,750)    $      (4)    $  (6,465)
                             =========     =========     =========     =========

   The accompanying notes are an integral part of these financial statements.

                       INVINCIBLE TECHNOLOGIES CORPORATION

                             STATEMENT OF CASH FLOWS

                                 (In thousands)


                                                                                       YEAR ENDED
                                                                                        MARCH 31,
                                                                                          1998
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                               $(4,352)
  Adjustments to reconcile net loss to net cash used for operating activities-
    Depreciation                                                                             432
    Nonrecurring charge                                                                      799
    Changes in current assets and liabilities-
      Accounts receivable                                                                  1,387
      Inventories                                                                            312
      Other assets                                                                          (147)
      Accounts payable                                                                       572
      Accrued expenses                                                                       927
                                                                                         -------

        Net cash used for operating activities                                               (70)
                                                                                         -------

CASH FLOWS USED FOR INVESTING ACTIVITIES:
  Purchases of property and equipment                                                     (1,009)
                                                                                         -------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments of notes payable to bank                                                       (4,115)
  Proceeds from notes payable to bank                                                      5,040
                                                                                         -------

        Net cash provided by financing activities                                            925
                                                                                         -------

NET DECREASE IN CASH                                                                        (154)

CASH, BEGINNING OF YEAR                                                                      553
                                                                                         -------

CASH, END OF YEAR                                                                        $   399
                                                                                         =======



   The accompanying notes are an integral part of these financial statements.

                       INVINCIBLE TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                      (In thousands, except per share data)




(1)   OPERATIONS

      Invincible Technologies Corporation (the Company) was incorporated in Delaware on March 5, 1993 to design, integrate, manufacture, market and support high-performance storage and server products primarily for open systems utilizing midrange computers, wide area networks and local area networks.

      The Company is subject to a number of risks similar to those of other companies in the same stage of development. Principal among these risks are the ability to obtain adequate financing, dependence on key individuals, successful development, manufacturing and marketing of its products and competition from other products and companies.

      The Company was acquired by Procom Technology, Inc. (Procom) on June 24, 1998 (see Note 10).

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)  Inventories

           Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following:

                                       MARCH 31,
                                         1998

            Raw materials              $546,000
            Work-in-process              78,000
            Finished goods              353,000
                                       --------

                                       $977,000
                                       ========

      (b)  Depreciation

           The Company provides for depreciation using the straight-line method by charges to operations in amounts estimated to allocate the cost of these assets over their useful lives, as follows:

                                                      ESTIMATED
                     ASSET CLASSIFICATION            USEFUL LIFE

            Computers and manufacturing equipment     3-5 years
            System spares                               3 years
            Furniture and fixtures                      5 years

                       INVINCIBLE TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                      (In thousands, except per share data)

                                   (Continued)


           Leasehold improvements are amortized over the term of the lease or the useful life of the asset, whichever is shorter.

      (c)  Revenue Recognition

           The Company recognizes revenue upon shipment of products. A provision is made at that time for estimated warranty costs to be incurred.

      (d)  Concentration of Credit Risk

           Statement of Financial Accounting Standards (SFAS) No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations.

           Financial instruments that potentially subject the Company to concentrations of credit risk are principally accounts receivable. A significant portion of the Company's business activity is with customers whose ability to meet their financial obligations is dependent on domestic economic conditions. To reduce credit risk, the Company routinely assesses the financial strengths of its customers (see Note 8).

      (e)  Stock-Based Compensation

           Effective April 1, 1996, the Company adopted the provisions of SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected to continue to account for stock options at intrinsic value under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, with disclosure of the effects of fair value accounting on net income on a pro forma basis (see Note 6).

      (f)  Management Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

                       INVINCIBLE TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                      (In thousands, except per share data)

                                   (Continued)


      (g)  Impairment of Long-Lived Assets

           The Company follows the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. SFAS No. 121 addresses accounting and reporting requirements for impairment of long-lived assets based on their fair market values. Upon evaluating the realizability of its property and equipment, a write-down of certain fixed assets occurred in fiscal 1998 (see Note 3).

      (h)  Net Loss Per Share

           In March 1997, the Financial Accounting Standards Board (FASB) issued SFAS No. 128, Earnings per Share. This statement established standards for computing and presenting net income (loss) per share. This statement is effective for years ending after December 15, 1997.

           Basic net loss per share was determined by dividing net loss by the weighted average common shares outstanding during the period. Diluted net loss per share was determined by dividing net loss by diluted weighted average shares outstanding. Diluted weighted average shares reflects the dilutive effect, if any, of common equivalent shares, which includes common stock options and convertible preferred stock. Options to purchase a total of 569,500 common shares and 2,639,948 shares of common stock issuable upon the conversion of the 2,639,948 shares of Series B and C Redeemable Convertible Preferred Stock have been excluded from the computation of diluted weighted average shares outstanding, as they are antidilutive. Accordingly, there is no difference between basic and diluted weighted average shares outstanding.

      (i)  Statements of Cash Flows Supplemental Information

           Cash paid for interest during the year ended March 31, 1998 was approximately $152,000.

(3)   NONRECURRING CHARGE

      During the year ended March 31, 1998, the Company ceased the development of certain proprietary fault tolerant and high availability client server and software products. As a result of the change in focus, the Company recorded a write-down of approximately $799 of certain fixed assets associated with the development efforts. Additionally, approximately $1,250 of inventory was written off which is included in cost of goods sold in the accompanying statement of operations.

                       INVINCIBLE TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                      (In thousands, except per share data)

                                   (Continued)


(4)   OPERATING LEASES

      The Company leases its corporate headquarters, field sales offices and certain office equipment under operating leases expiring at various dates through 2001. Approximate future minimum lease payments under these agreements are as follows:

            FISCAL YEAR ENDED       AMOUNT

            1999                   $211,000
            2000                    152,000
            2001                    148,000
                                   --------

                                   $511,000
                                   ========

      Rent expense for the year ended March 31, 1998 was approximately $225,000.

(5)   PREFERRED STOCK

      The Series B Redeemable Convertible Preferred stockholders (Series B Preferred stockholders) and the Series C Redeemable Convertible Preferred stockholders (Series C Preferred stockholders) have the following rights and privileges:

             VOTING

             The Series B and Series C Redeemable Convertible Preferred stockholders will vote with all other stockholders as a single class on matters, with one vote for each share held. Upon the occurrence of certain events, as defined, the Series B and Series C Preferred stockholders will vote as a separate class.

             CONVERSION

             Each share of outstanding Series B and Series C Redeemable Convertible Preferred Stock is convertible at any time into one share of common stock. The conversion of the Series B Redeemable Convertible Preferred Stock is automatic upon the closing of an initial public offering of the Company's common stock resulting in gross proceeds of at least $7,000,000 and a price of at least $3.75 per share. The conversion of the Series C Redeemable Convertible Preferred Stock is automatic upon the closing of an initial public offering of the Company's common stock resulting in the gross proceeds of at least $10,000,000 and a price of at least $6.43 per share.

                       INVINCIBLE TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                      (In thousands, except per share data)

                                   (Continued)


             LIQUIDATION

             In the event of liquidation, the Series B and Series C Preferred stockholders shall be paid $1.50 and $2.57 per share, respectively, plus a portion of any remaining distributions, as defined. The Series B and Series C Preferred stockholders have preference and priority over common stockholders and pari passu with each other.

             DIVIDENDS

             The holders of the Series B and Series C Redeemable Convertible Preferred Stock shall be entitled to receive dividends if and when declared by the Board of Directors.

             REDEMPTION

             At their option, Series B and Series C Preferred stockholders may have all of their outstanding shares redeemed by the Company for cash on or after December 30, 2001. The holders of Series B and Series C Redeemable Convertible Preferred Stock shall be paid an amount per share equal to the greater of the then fair market value per share or the original purchase price plus all dividends declared but unpaid at the redemption date.

(6)   STOCK OPTION PLAN

      The Board of Directors has approved the 1994 and 1996 Stock Option Plans (the Plans), pursuant to which options to purchase up to 1,820,000 shares of common stock may be granted to directors, officers and other employees of, and consultants or advisers to, the Company. Incentive stock options may be granted under the Plans at a price not less than the fair market value on the date of grant. Options granted under the Plans vest over various periods and expire no later than 10 years from the date of grant. Option activity for the year ended March 31, 1998 is summarized as follows:

                                                            WEIGHTED
                                             NUMBER OF       AVERAGE
                                              OPTIONS    EXERCISE PRICE

            Outstanding, March 31, 1997        875,915       $   .96
              Granted                          555,500          1.71
              Cancelled                       (861,915)        (1.54)
                                             ---------

            Outstanding, March 31, 1998        569,500           .80
                                             =========

            Exercisable, March 31, 1998        447,825           .66
                                             =========

                       INVINCIBLE TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                      (In thousands, except per share data)

                                   (Continued)


      Had compensation cost for the Plans been determined using the fair value method, the Company's net loss would have been increased to the following pro forma amounts:

                                          1998

            Net Loss-
               As reported              $(4,352)
               Pro forma                $(4,369)

            Net Loss Per Share-
               As reported              $  (.77)
               Pro forma                $  (.77)

      Consistent with SFAS 123, pro forma net losses have not been calculated for options granted prior to April 1, 1995. Pro forma compensation cost may not be representative of that to be expected in future years.

      The weighted average fair value of options granted during 1998 was $0.43. The value was estimated on the date of grant using the minimum value approach with the following assumptions used for grants in 1998: risk-free interest rates at 6%, expected lives of 5 years and dividend yield of 0.

      The weighted average remaining contractual life was 7.15 years and the range of exercise price was $.50 to $1.71 at March 31, 1998.

(7)   INCOME TAXES

      The Company provides for income taxes under the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under the provisions of SFAS No. 109, the Company recognizes a current tax liability or asset for current taxes payable or refundable, and a deferred tax liability or asset for the estimated future effects of temporary differences between the carrying value of assets and liabilities for financial reporting and tax reporting purposes, to the extent they are realizable.

      The approximate effect of each type of temporary difference and carryforward as of March 31, 1998 is as follows:

               Nondeductible reserves            $   410
               Net operating loss
                   carryforwards                   2,360
               Tax depreciation in excess of
                   book                              (64)
               Valuation allowance                (2,706)
                                                 -------
                                                 $     -
                                                 =======

                       INVINCIBLE TECHNOLOGIES CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
                                 MARCH 31, 1998

                      (In thousands, except per share data)

                                   (Continued)


      The deferred tax assets have been reduced by a valuation allowance, as they do not satisfy the recognition criteria set forth in SFAS No. 109.

      The difference between the effective tax rate and the statutory federal tax rate is as follows:

               Net loss at statutory rate        $(1,430)     (34%)
               Impact of state taxes                (240)      (6%)
               Increase in valuation
                    allowance                      1,646       39%
               Other                                  24        1%
                                                 -------       --

                                                 $    --        0%
                                                 =======       ==

      At March 31, 1998, the Company has available, subject to review and possible adjustment, a net operating loss carryforward of approximately $5,900. The carryforward may be used to offset future taxable income, if any, and expires beginning in 2009. The Internal Revenue Code contains provisions that may limit the net operating loss carryforward available to be used in any given year in the event of significant changes in ownership interest.

(8)   SIGNIFICANT CUSTOMERS

      During 1998, one customer (an end user) accounted for approximately 21% of revenue. This customer's accounts receivable balance represented approximately 19% of gross accounts receivable. Another two customers also accounted for an additional 22% of gross accounts receivable.

(9)   REVOLVING NOTE PAYABLE

      The Company has a revolving note payable agreement (the revolver) with a bank whereby the Company may borrow up to $3,000,000. Borrowings under the revolver accrue interest at the bank's prime rate (8.75% at March 31, 1998) plus .5%, and are secured by certain assets of the Company. The revolver expired on September 1, 1998. In addition, the Company is subject to certain financial and operating covenants defined in the revolver. As of March 31, 1998, the Company was out of compliance with certain of these covenants.

(10)  ACQUISITION OF COMPANY

      In June 1998, substantially all of the assets and liabilities of the Company were acquired by Procom (see Note 1). The transaction was accounted for under the purchase method of accounting. The purchase price consisted approximately of $1,000 in cash, and the assumption of liabilities totaling approximately of $4,700, including the notes payable to the bank. Procom has determined that $1.7 million of the purchase price was related to the Company's research and development efforts which had not attained technological feasibility, and for which no alternative future use was expected.